Exhibit 99.1

Agrify Secures $135 Million Debt Facility

Strengthens Balance Sheet and Enables Agrify to Continue to Accelerate Growth

BILLERICA, Mass., March 14, 2022 (GLOBE NEWSWIRE) -- Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), the most innovative provider of premium cultivation and extraction solutions for the cannabis and hemp industry, today announced that it has entered into a debt financing agreement for up to $135 million in a Senior Secured Note facility (the “Note”) with an institutional lender (the “Lender”). The proceeds will be used for working capital and general corporate purposes.

An initial funding of $65 million under the Note will be immediately available to the Company at an initial closing, with the option for the Company to draw down the remaining $70 million available in two subsequent fundings of $35 million each, subject to the satisfaction of certain funding conditions.

“We continue to see tremendous interest and enthusiasm around the Agrify Total Turn-Key (TTK) Solution program, which is the key driver behind us having over $500 million in carefully vetted sales opportunities in our total qualified pipeline,” said Raymond Chang, Chairman and CEO of Agrify. “This debt facility further validates our TTK program and offers us the immediate balance sheet leverage to fund our continued growth. As we establish additional TTK partnerships, we believe our high-margin recurring production and SaaS revenue streams will provide us with increased financial leverage, allowing us to create more meaningful, long-term value for our shareholders.”

A.G.P./Alliance Global Partners is acting as sole placement agent for the financing, and Burns & Levinson LLP is acting as the Company’s legal counsel.

Transaction Terms

The Note will mature on March 1, 2026 (the “Maturity Date”) and will contain a 6.75% annualized coupon to be paid quarterly, in cash, beginning February 1, 2023. Following the one-year anniversary of the Note’s issuance, the Company may, in lieu of paying interest in cash, pay such interest in kind, in which case interest on the Note will be calculated at the rate of 8.75% per annum and will be added to the principal amount of the Note. In addition, the Company will be required to make amortization payments equal to 4.0% of the original principal amount of the Note on the first day of each calendar month starting on February 1, 2023 and extending through the maturity date.

At the time of the initial funding, the Company will issue warrants to the Lender with a term of 5.5 years, exercisable for a number of shares equal to 65% of the funding amount divided by the closing stock price on the trading day prior to the date of the definitive agreement. The initial warrants will have an exercise price equal to $6.75, which is 110% of the closing stock price on the trading day immediately prior to the signing of the definitive agreement. For each subsequent funding, the Company will similarly issue warrants to the Lender with a term of 5.5 years, exercisable for a number of shares equal to 65% of the funding amount divided by the closing stock price on the trading day prior to such subsequent funding. Each warrant issued in a subsequent funding will have an exercise price equal to 110% of the closing stock price of the Company’s stock on the day prior to the date of such funding.

At any time following the one-year anniversary of the Note’s issuance, the Company may prepay all of the Note by redemption at a price equal to 106.75% of the then-outstanding principal amount under the Note plus accrued but unpaid interest. The Lender will also have the option of requiring the Company to redeem the Note if the Company undergoes a fundamental change at a price equal to 107% of the then-outstanding principal amount under the Note plus any accrued interest thereon.

The Note will impose certain customary affirmative and negative covenants upon the Company. Further, if an event of default under the Note occurs, the Lender will be able to elect to redeem the Note for cash equal to 115% of the then-outstanding principal amount of the Note (or such lesser principal amount accelerated by the Lender) plus accrued and unpaid interest thereon.

Until the date the Note is fully repaid, the Lender will, subject to certain exceptions, have the right to participate up to 30% of any debt, preferred stock, or equity-linked financing of the Company or its subsidiaries.

The securities to be issued to the Lender will not be registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The definitive agreement requires the Company to file resale registration statements with respect to the shares underlying the warrants as soon as practicable and in any event within 45 days following the initial closing and any subsequent closing.

The warrants will include a limitation such that the Lender’s beneficial ownership will not exceed 4.99% of the Company’s shares outstanding at the time of exercise (which percentage may be decreased or increased by the Lender subject to the terms of the warrants, but may not exceed 9.99%).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in the offering. There shall not be any sale of the securities described herein in any state or jurisdiction in which such offering, sale, or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Agrify TTK Solution

The Agrify TTK Solution is a first-of-its-kind program in which Agrify partners with qualified cannabis and hemp cultivators in the early phases of their business plans and provides critical support over a 10-year period, which includes: access to capital, design and buildout of their cultivation and extraction facilities, state-of-the-art cultivation and extraction equipment, process design, training, implementation, data analytics, and consumer branding.

To date, the Company has contractual commitments for over 3,000 Vertical Farming Units that will be powered by the Agrify Insights SaaS cultivation software as well as the value-added services mentioned above. Cumulatively, all of the 10-year agreements under Agrify’s TTK Solution program are currently projected to generate an estimated $850 million in total revenue.

About Agrify (Nasdaq:AGFY)

Agrify is the most innovative provider of premium cultivation and extraction solutions for the cannabis and hemp industry. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable our customers to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Agrify brings data, science, and technology to its customers for unparalleled control over cultivation and extraction. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding the Agrify TTK Solution, the revenue expected from any Agrify TTK Solution transactions, project times, Agrify’s ability to deliver solutions and services, and the satisfaction of closing conditions and ability to close pursuant to the Note facility. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2020 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Agrify
Timothy Oakes
Chief Financial Officer
tim.oakes@agrify.com
(781) 760-7512

Investor Relations
Anna Kate Heller
ICR
agrify@icrinc.com

Media
Ellen Mellody
MATTIO Communications
ellen@mattio.com

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